Exhibit 99.4

WYNDHAM DESTINATIONS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On May 31, 2018, Wyndham Worldwide Corporation (“Wyndham Worldwide” or “our”) completed the previously announced separation of its hotel group into a separate publicly-traded company (the “Separation”).  Wyndham Worldwide completed the Separation by distributing 100% of the common stock of its wholly-owned subsidiary, Wyndham Hotels & Resorts, Inc. (“Wyndham Hotels”), to the shareholders of Wyndham Worldwide. For each share of Wyndham Worldwide common stock owned as of May 18, 2018, the record date, shareholders received one share of Wyndham Hotels common stock. The common stock of Wyndham Hotels, now a separate public company, trades on the New York Stock Exchange (“NYSE”) under the ticker symbol “WH.”  In conjunction with the Separation, Wyndham Worldwide changed its name to Wyndham Destinations, Inc. (“Wyndham Destinations” or the “Company”).  The common stock of Wyndham Destinations now trades on the NYSE under the ticker symbol “WYND.”  Following the Separation, the Company does not beneficially own any shares of Wyndham Hotels.

In connection with the Separation, a series of internal reorganization transactions were undertaken to transfer certain assets and liabilities of the Company to Wyndham Hotels.

Basis of Pro Forma Presentation

The following unaudited pro forma condensed consolidated financial information is presented to illustrate the estimated effects of the Separation of Wyndham Hotels from the pre-separation combined company. The unaudited pro forma condensed consolidated financial information is based on information currently available, including certain assumptions and estimates. The information is intended for informational purposes only, and does not purport to represent the Company’s financial position and results of operations had the Separation occurred on the dates indicated, or to project the Company’s financial position or results of operations for any future date or period. Each of the following unaudited pro forma consolidated statement of income is presented as if the Separation occurred at the beginning of each respective reporting period. The following unaudited pro forma consolidated balance sheet as of March 31, 2018 is presented as if the Separation occurred on March 31, 2018. The unaudited pro forma condensed consolidated financial information should be read in conjunction with our historical audited consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our most recent annual report on Form 10-K for the year ended December 31, 2017, and our unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and accompanying notes, in each case, which are available on the United States Securities and Exchange Commission’s website at www.sec.gov and the Company’s website (http://investor.wyndhamworldwide.com).

The information in the “Wyndham Worldwide Corporation- Historical” columns in the Unaudited Pro Forma Condensed Consolidated Statements of Income for the years ended December 31, 2017, 2016, and 2015 was derived from our Audited Consolidated Statement of Income for each of those same three years contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2017, prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”) and unadjusted for the retrospective adoption of Accounting Standards Codification No. 606, Revenue from Contracts with Customers (“ASC 606”), on January 1, 2018.  The information in the “Wyndham Worldwide Corporation-Historical” column in the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2018 and the Unaudited Pro Forma Condensed Consolidated Statement of Income for the three-month period ended March 31, 2018 was derived from our unaudited condensed consolidated financial statements contained in our most recent Quarterly Report on Form 10-Q as of and for the three-month period ended March 31, 2018, prepared in accordance with GAAP and reflective of the retrospective adoption of ASC 606.  Other pro forma adjustments are described in the accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wyndham Destinations, Inc.  (formerly Wyndham Worldwide Corporation)

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Three Months Ended March 31, 2018

(In millions, except per share amounts)

	Wyndham Worldwide Corporation- Historical	Wyndham Hotels & Resorts Historical (a)	Wyndham Hotels & Resorts adjustments (a)	Pro Forma adjustments (b)	Pro Forma
Net revenues
Service and membership fees	$487	$(69)	$2	$—	$420
Vacation ownership interest sales	358	—	—	—	358
Franchise fees	151	(168)	17	—	—
Consumer financing	118	—	—	—	118
Other	76	(65)	—	2	13
Net revenues	1,190	(302)	19	2	909

Expenses
Operating	513	(107)	(1)	—	405
Cost of vacation ownership interests	31	—	—	—	31
Consumer financing interest	19	—	—	—	19
Marketing and reservation	188	(84)	26	8	138
General and administrative	173	(22)	3	—	154
Separation-related	51	(12)	—	(39)	—
Transaction-related	—	(2)	—	—	(2)
Depreciation and amortization	56	(19)	—	(1)	36
Total expenses	1,031	(246)	28	(32)	781

Operating income	159	(56)	(9)	34	128
Other income, net	(6)	—	—	—	(6)
Interest expense	45	(2)	—	2	45 (d)
Interest income	(1)	1	—	—	—
Income before income taxes	121	(55)	(9)	32	89
Provision/(benefit) for income taxes	40	(16)	(1)	8	31
Income from continuing operations	81	(39)	(8)	24	58
Loss from discontinued operations, net of income taxes	(47)	—	—	—	(47)
Net income	$34	$(39)	$(8)	$24	$11

Basic earnings per share
Continuing operations	$0.81				$0.58
Discontinued operations	(0.47)				(0.47)
	$0.34				$0.11

Diluted earnings per share
Continuing operations	$0.80				$0.57
Discontinued operations	(0.46)				(0.46)
	$0.34				$0.11

Weighted-average shares
Basic	100.1				100.1
Diluted	100.8				100.8

Wyndham Destinations, Inc.  (formerly Wyndham Worldwide Corporation)

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2017

(In millions, except per share amounts)

	Wyndham Worldwide Corporation- Historical	Wyndham Hotels & Resorts Historical (a)	Wyndham Hotels & Resorts adjustments (a)	Pro Forma adjustments (b)	Pro Forma
Net revenues
Service and membership fees	$1,895	$(277)	$11	$—	$1,629
Vacation ownership interest sales	1,689	—	—	—	1,689
Franchise fees	695	(798)	103	—	—
Consumer financing	463	—	—	—	463
Other	334	(272)	(28)	9	43
Net revenues	5,076	(1,347)	86	9	3,824

Expenses
Operating	2,194	(472)	(51)	—	1,671
Cost of vacation ownership interests	150	—	—	—	150
Consumer financing interest	74	—	—	—	74
Marketing and reservation	773	(406)	159	32	558
General and administrative	648	(88)	7	—	567
Separation-related	51	(3)	—	(48)	—
Impairment	246	(41)	—	—	205
Restructuring	15	(1)	—	—	14
Depreciation and amortization	213	(75)	(1)	(6)	131
Total expenses	4,364	(1,086)	114	(22)	3,370

Operating income	712	(261)	(28)	31	454
Other income, net	(27)	—	—	—	(27)
Interest expense	156	(6)	—	8	158 (d)
Interest income	(7)	—	—	—	(7)
Income before income taxes	590	(255)	(28)	23	330
(Benefit)/provision for income taxes	(229)	(12)	(11)	5	(247)
Income from continuing operations	819	(243)	(17)	18	577
Income from discontinued operations, net of income taxes	53	—	—	—	53
Net income	872	(243)	(17)	18	630
Net income attributable to non-controlling interest	(1)	—	—	—	(1)
Net income attributable to Wyndham shareholders	$871	$(243)	$(17)	$18	$629

Basic earnings per share
Continuing operations	$7.94				$5.59
Discontinued operations	0.52				0.52
	$8.46				$6.11

Diluted earnings per share
Continuing operations	$7.89				$5.56
Discontinued operations	0.51				0.51
	$8.40				$6.07

Weighted-average shares
Basic	103.0				103.0
Diluted	103.7				103.7

Wyndham Destinations, Inc.  (formerly Wyndham Worldwide Corporation)

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2016

(In millions, except per share amounts)

	Wyndham Worldwide Corporation- Historical	Wyndham Hotels & Resorts Historical (a)	Wyndham Hotels & Resorts adjustments (a)	Pro Forma adjustments (b)	Pro Forma
Net revenues
Service and membership fees	$1,879	$(283)	$8	$—	$1,604
Vacation ownership interest sales	1,606	—	—	—	1,606
Franchise fees	677	(772)	95	—	—
Consumer financing	440	—	—	—	440
Other	324	(257)	(23)	9	53
Net revenues	4,926	(1,312)	80	9	3,703

Expenses
Operating	2,144	(459)	(48)	—	1,637
Cost of vacation ownership interests	146	—	—	—	146
Consumer financing interest	75	—	—	—	75
Marketing and reservation	740	(407)	147	30	510
General and administrative	631	(83)	10	—	558
Restructuring	14	(2)	—	—	12
Depreciation and amortization	202	(73)	(1)	(6)	122
Total expenses	3,952	(1,024)	108	24	3,060

Operating income	974	(288)	(28)	(15)	643
Other income, net	(21)	—	—	—	(21)
Interest expense	133	(1)	—	1	133 (d)
Early extinguishment of debt expense	11	—	—	—	11
Interest income	(7)	—	—	—	(7)
Income before income taxes	858	(287)	(28)	(16)	527
Provision/(benefit) for income taxes	313	(115)	(7)	(6)	185
Income from continuing operations	545	(172)	(21)	(10)	342
Income from discontinued operations, net of income taxes	67	—	—	—	67
Net income	612	(172)	(21)	(10)	409
Net income attributable to non-controlling interest	(1)	—	—	—	(1)
Net income attributable to Wyndham shareholders	$611	$(172)	$(21)	$(10)	$408

Basic earnings per share
Continuing operations	$4.96				$3.11
Discontinued operations	0.60				0.60
	$5.56				$3.71

Diluted earnings per share
Continuing operations	$4.93				$3.09
Discontinued operations	0.60				0.60
	$5.53				$3.69

Weighted-average shares
Basic	109.9				109.9
Diluted	110.6				110.6

Wyndham Destinations, Inc.  (formerly Wyndham Worldwide Corporation)

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2015

(In millions, except per share amounts)

	Wyndham Worldwide Corporation- Historical	Wyndham Hotels & Resorts Historical (a)	Wyndham Hotels & Resorts Adjustments (a)	Pro Forma adjustments (b)	Pro Forma
Net revenues
Service and membership fees	$1,861	$(284)	$1	$—	$1,578
Vacation ownership interest sales	1,604	—	—	—	1,604
Franchise fees	674	(770)	96	—	—
Consumer financing	427	—	—	—	427
Other	312	(247)	(20)	9	54
Net revenues	4,878	(1,301)	77	9	3,663

Expenses
Operating	2,096	(466)	(46)	—	1,584
Cost of vacation ownership interests	165	—	—	—	165
Consumer financing interest	74	—	—	—	74
Marketing and reservation	723	(418)	147	30	482
General and administrative	685	(89)	8	—	604
Impairment	7	(7)	—	—	—
Restructuring	6	(4)	—	—	2
Depreciation and amortization	187	(67)	(1)	(6)	113
Total expenses	3,943	(1,051)	108	24	3,024

Operating income	935	(250)	(31)	(15)	639
Other income, net	(16)	—	—	—	(16)
Interest expense	122	(1)	—	(2)	119 (d)
Interest income	(8)	—	—	—	(8)
Income before income taxes	837	(249)	(31)	(13)	544
Provision/(benefit) for income taxes	285	(100)	(11)	(5)	169
Income from continuing operations	552	(149)	(20)	(8)	375
Income from discontinued operations, net of income taxes	60	—	—	—	60
Net income	$612	$(149)	$(20)	$(8)	$435

Basic earnings per share
Continuing operations	$4.67				$3.18
Discontinued operatins	0.51				0.51
	$5.18				$3.69

Diluted earnings per share
Continuing operations	$4.63				$3.15
Discontinued operatins	0.51				0.51
	$5.14				$3.66

Weighted-average shares
Basic	118.0				118.0
Diluted	119.0				119.0

Wyndham Destinations, Inc.  (formerly Wyndham Worldwide Corporation)

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2018

(In millions, except per share amounts)

	Wyndham Worldwide Corporation- Historical	Wyndham Hotels & Resorts Historical (a)	Wyndham Hotels & Resorts Adjustments (a)	Pro Forma Adjustments (c)	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$291	$(71)	$6	$—	$226
Trade receivables, net	450	(205)	5	—	250
Vacation ownership contract receivables, net	268	—	—	—	268
Inventory	337	—	—	—	337
Prepaid expenses	186	(40)	—	—	146
Other current assets	424	(63)	(8)	—	353
Assets held for sale	1,726	—	—	—	1,726 (d)
Total current assets	3,682	(379)	3	—	3,306
Long-term vacation ownership contract receivables, net	2,608	—	—	—	2,608
Non-current inventory	888	—	—	—	888
Property and equipment, net	1,112	(251)	(8)	(56)	797
Goodwill	1,330	(421)	7	—	916
Trademarks, net	741	(692)	—	—	49
Franchise agreements and other intangibles, net	344	(246)	—	—	98
Other non-current assets	394	(173)	11	—	232
Total assets	$11,099	$(2,162)	$13	$(56)	$8,894

Liabilities and Equity
Current liabilities:
Securitized vacation ownership debt	$198	$—	$—	$—	$198
Current portion of long-term debt	91	(116)	15	97	87
Accounts payable	245	(36)	12	—	221
Deferred income	566	(83)	—	—	483
Accrued expenses and other current liabilities	753	(192)	(38)	—	523
Liabilities held for sale	1,246	—	—	—	1,246 (d)
Total current liabilities	3,099	(427)	(11)	97	2,758
Long-term securitized vacation ownership debt	1,779	—	—	—	1,779
Long-term debt	4,193	(81)	—	17	4,129 (d)
Deferred income taxes	802	(175)	10	(3)	634
Deferred income	283	(159)	—	—	124
Other non-current liabilities	293	(47)	10	—	256
Total liabilities	10,449	(889)	9	111	9,680

Stockholders’ equity:
Preferred stock, $.01 par value, authorized 6,000,000 shares, none issued and outstanding	—	—	—	—	—
Common stock, $.01 par value, authorized 600,000,000 shares, issued 219,249,183 shares in 2018 and 218,796,817 shares in 2017	2	—	—	—	2
Treasury stock, at cost — 119,536,306 shares in 2018 and 118,887,441 shares in 2017	(5,795)	—	—	—	(5,795)
Additional paid-in capital	3,986	—	—	—	3,986
Retained earnings	2,449	(1,267)	4	(167)	1,019
Accumulated other comprehensive (loss)/income	3	(6)	—	—	(3)
Total stockholders’ equity	645	(1,273)	4	(167)	(791)
Noncontrolling interest	5	—	—	—	5
Total equity	650	(1,273)	4	(167)	(786)
Total liabilities and equity	$11,099	$(2,162)	$13	$(56)	$8,894

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements include the following pro forma adjustments:

(a)         The sum of the amounts in the columns “Wyndham Hotels & Resorts Historical” and “Wyndham Hotels & Resorts Adjustments” reflects the discontinued operations of the Hotel Group. These amounts were previously included in the Company’s historical consolidated financial statements.  These adjustments include reclassifications; intercompany segment revenues and expenses that no longer eliminate in consolidation; and certain corporate allocations which do not meet the requirement to be reported as discontinued operations. The “Wyndham Hotels & Resorts” column is intended to correspond to current and future financial information that is expected to be provided by Wyndham Hotels & Resorts, lnc.

(b)         Reflects:

(i) additional revenue associated with a revenue share agreement from the Wyndham co-branded credit card, which the Company entered into with Wyndham Hotels upon completion of the spin-off, of approximately $2 million for the three-month period ended March 31, 2018 and approximately $9 million for each of the years 2017, 2016, and 2015;

(ii) an increase in fee expenses related to license, development, and noncompetition agreements, which the Company entered into with Wyndham Hotels upon completion of the spin-off, of approximately $8 million, $32 million, $32 million, and $30 million for the three-month period ended March 31, 2018 and the years 2017, 2016, and 2015, respectively;

(iii) the removal of separation costs related to the spin-off transaction of approximately $39 million and $48 million for the three-month period ended March 31, 2018 and the year 2017, respectively;

(iv) an adjustment to depreciation and amortization expense associated with the capital lease and leasehold assets described in Note (c) below of approximately $1 million for the three-month period ended March 31, 2018 and approximately $6 million for each of the years 2017, 2016, and 2015;

(v) the removal of interest expense associated with the capital lease described in Note (c) below of approximately $1 million for the three-month period ended March 31, 2018 and approximately $3 million for each of the years 2017, 2016, and 2015;

(vi) an increase in interest expense of approximately $3 million, $11 million, $4 million, and $1 million for the three-month period ended March 31, 2018, and the years 2017, 2016, and 2015, respectively, due to the downgrade of the Company’s debt to non-investment-grade for select tranches due to the spin-off transaction; and

(vii) the tax impact for the pro forma adjustments, using the Wyndham Worldwide effective income tax rate.

(c)          Reflects (i) the $4 million current and $64 million non-current portions of a capital lease obligation associated with Wyndham Worldwide’s former headquarters office in Parsippany, New Jersey, which was assigned to Wyndham Hotels as the primary obligor; (ii) $56 million net of leasehold assets and $3 million of related deferred income taxes related to the former headquarters office, which was assigned to Wyndham Hotels; and (iii) the reclassification of $197 million of intercompany debt due to parent to additional paid-in capital.

(d)         The pro forma statements do not reflect proceeds of approximately $1.3 billion received from the sale of the Company’s European vacation rentals business on May 9, 2018, which were used to pay down existing debt of $1.1 billion and pay approximately $200 million of transaction expenses and tax payments. Upon sale of the European vacation rentals business on May 9, 2018 and completion of the spin-off transaction, the Company has approximately $3 billion of total indebtedness, excluding securitized time-share debt.  Interest expense related to the paid debt was approximately $8 million for the three-month period ended March 31, 2018 and approximately $33 million for each of the years 2017, 2016, and 2015.